                                                                    EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.

           PROFESSIONAL SERVICES, LICENSING AND ACQUISITION AGREEMENT

     This PROFESSIONAL SERVICES, LICENSING AND ACQUISITION AGREEMENT (this "Agreement") is entered into effective as of June 21, 2000 (the "Effective Date") by GENERAL MAGIC, INC., a Delaware corporation having a place of business at 420 North Mary Avenue, Sunnyvale, California 94086 ("Magic"), and GLOBAL SERVICES NETWORK, INC., (USA) an Oregon corporation having a place of business at 400 Southwest Sixth Avenue, Suite 102, Portland, Oregon 97204 ("GSN").

                                   BACKGROUND

     A. Magic has designed, developed, and marketed a distributed platform for the development and deployment of end-to-end voice solutions known as "magicTalk".

     B. GSN has developed a business concept relating to the provision of [**] to [**].

     C. GSN desires to have Magic, and Magic is willing to, develop certain magicTalk-based applications to implement GSN's business concept, as set forth in this Agreement.

     D. Concurrently herewith, the parties are entering into an agreement, pursuant to which Magic will provide hosting services for GSN-branded messaging services, using such customized applications ("Hosting Agreement").

     E. Concurrently herewith, the parties are entering into an agreement pursuant to which GSN will issue GSN common stock to Magic ("Stock Purchase Agreement").

     Therefore, the parties agree as follows:

                                    AGREEMENT

1.   DEFINITIONS. As used in this Agreement:

     1.1 "Developed Applications" means the computer software (in Source Code and Object Code), technology, algorithms, formulas, techniques, and know-how to be developed or customized by Magic under this Agreement.

     1.2 "GSN Background Technology" means the items listed in the Statement of Work to be delivered by GSN to Magic, including but not limited to the GSN [**].

     1.3 "GSN [**]" means the business concept and related documentation relating to the provision of [**] to [**] as further described in Exhibit A.

     1.4 "GSN Services" means the [**] to be provided to GSN Subscribers by or on behalf of GSN, with the use of the Developed Applications. The GSN Services are further described on Exhibit A.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.5 "GSN Subscriber" means the residents of any countries other than the countries or territories listed in Exhibit E who use the GSN Services.

     1.6 "Implementation Plan" means the plan in the Statement of Work for developing and implementing the Customized Applications.

     1.7 "Intellectual Property Rights" means all current and future worldwide copyrights, trade secrets, patents and other patent rights, utility models, and other intellectual property rights (other than trade names, trademarks, and service marks), including all applications and registrations with respect thereto.

     1.8 "Jointly Developed Technology" means any and all software, technology, algorithms, formulas, techniques, and know-how jointly developed by personnel of Magic and GSN under this Agreement in such a manner that would be deemed co-inventorship under U.S. patent law or co-authorship under U.S. copyright law.

     1.9 "Launch Date" means the date set forth in the Hosting Agreement when the GSN Services are first made generally available to GSN Subscribers.

     1.10 "magicTalk Platform" means Magic's proprietary voice user interface platform, known as "magicTalk," as it exists as of the Effective Date, and is furthered described in Exhibit A.

     1.11 "Magic Technology" means any and all software, technology, algorithms, formulas, techniques, and know-how developed by or for Magic including but not limited to the magicTalk Platform, the Developed Applications, and any enhancements to each furnished by Magic to GSN pursuant to this Agreement, along with the technical and user documentation for the foregoing, excluding in each case any Third Party Technology.

     1.12 "Object Code" means the fully compiled version of a software program that can be executed by a computer and used by an end user without further compilation.

     1.13 "Portico Service" means the voice-based personal virtual assistant service developed and marketed by Magic under the brand Portico.

     1.14 "Statement(s) of Work" means the statement of work for the Developed Applications attached hereto as Exhibit B which may be updated by mutual agreement of the parties in writing from time to time, and such other statements of work as the parties may agree on during the term of this Agreement.

     1.15 "Source Code" means the human readable source code version of a software program that requires compilation or other manipulation before it can be executed by a computer.

     1.16 "Specifications" means the functional specifications for the Developed Applications set forth in the Statement of Work.

     1.17 "Third Party Technology" means any and all third party software, technology, algorithms, formulas, techniques, and know-how listed in Exhibit D, as updated by Magic from time to time, that are incorporated in the magicTalk Platform which Magic does not have the right to sublicense and deliver to GSN.

2.   DELIVERY, DEVELOPMENT, IMPLEMENTATION, HOSTING AND MIGRATION

     2.1 Delivery and Development. Within fourteen (14) days after the Effective Date, GSN will deliver the documents embodying the GSN [**] to Magic. GSN will use its reasonable efforts to deliver all other GSN Background Technology to Magic, according to the schedule set forth in the Implementation Plan. Within fourteen (14) days after the Effective Date, Magic will deliver to GSN any available documentation concerning the administration of the magicTalk Platform [**] that Magic has the right to sublicense and deliver to a third party. Magic will use commercially reasonable efforts to develop and deliver the Developed Applications to GSN, in accordance with the Specifications and the Implementation Plan. GSN understands and agrees that development of the Developed Applications may not be commercially or technically feasible, and that Magic will not be in breach of its obligations to GSN under this Agreement if Magic's reasonable commercial efforts are not sufficient to successfully complete the development of the Developed Applications. The parties agree that any delay by one party in performing the tasks which are identified as its responsibility in the Statement of Work and which are prerequisite for the performance of the other party shall extend the no-delaying party's milestone dates for its performance on a day-for-day basis (or longer if the nature of the delay precludes the timely performance of the long lead time items of other obligations whose deferral causes more than a day-for-day schedule slip).

     2.2 Acceptance Testing. In accordance with the Implementation Plan, the parties will conduct testing of the Developed Applications to determine whether they operate in material conformance with the Specifications. The acceptance testing will take place in the Magic's network operations center unless otherwise agreed by the parties. Magic will use commercially reasonable efforts to correct any reproducible errors in the Developed Applications that cause the Developed Applications to fail to conform to the Specifications in any material respect and that are reported to Magic within thirty (30) days of the testing commencement date. Upon completion of the corrections, GSN will re-commence acceptance testing. The foregoing procedure will be repeated until the Developed Applications are accepted by the parties. The acceptance testing procedure for the Developed Applications will be further delineated in the Statement of Work for the Developed Applications.

     2.3 Changes. After a period of fourteen (14) days after the Effective Date (during which period the parties will finalize the Statement of Work and the Specifications), a party desiring to make a change (the "Requestor") to the Statement of Work or the Specifications must submit a written change request to the other party (the "Requestee"). The Requestee will use its reasonable efforts to promptly notify the Requestor of its acceptance or rejection of the change request. If the change request is accepted by the Requestee, Magic will determine whether implementing the suggested change would result in a schedule delay or a costs increase, and will advise GSN on the effect of the suggested change on schedule and costs. If GSN accepts the change and its effects on schedule and costs, the applicable Exhibits will be modified to reflect the change and its effects. Magic will submit a request to GSN (according to the procedure set forth above in this Section 2.3) for any change identified by Magic in the ordinary

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

course of development that, if implemented, will facilitate the development tasks set forth in the Statement of Work.

     2.4 Custom Features. After the Launch Date, GSN may request that Magic develop custom features by submitting to Magic a written request describing the desired features in reasonable detail. Within thirty (30) days after receiving such a request, Magic will evaluate the request and provide a written response to GSN stating either (i) Magic is not willing to develop and implement the requested custom features due to a lack of qualified personnel, or a lack of rights or resources due to Magic's commitment to a third party; or (ii) Magic is willing to develop and implement the requested custom features in a proposed time frame and budget. Unless Magic refuses to develop and implement the requested custom features, or GSN rejects Magic's proposed time frame or budget for developing and implementing such features, the parties will work together to adopt a development schedule, specifications and payment terms for the requested features, all of which must be mutually approved in writing. Any and all software, technology, algorithms, techniques, and know-how developed by Magic during the custom features development efforts will be deemed Developed Applications under the terms of this Agreement.

     2.5 Hosting. Subject to the terms and conditions of the Hosting Agreement, Magic will host the Developed Applications to provide the GSN Services to GSN Subscribers on behalf of GSN. Magic will use its reasonable efforts to maintain any current third party licenses granting GSN the right to operate the magicTalk Platform [**] until their expiration. GSN may elect to terminate the Hosting Agreement according to its terms, and provide the GSN Services by itself or through a third party. In the event GSN so elects, (a) GSN will be responsible for obtaining all required licenses for the Third Party Technology, and all other software, hardware and telecommunications services needed to operate the GSN Services, at its own expense, and (b) GSN may exercise its license right under Section 3.5, subject to GSN's payment of the Higher Royalty Rate defined in Section 5.3.

     2.6 Independent Development. Nothing herein precludes Magic from developing, marketing and distributing any voice-solution technology, provided that Magic does not violate any of GSN's Intellectual Property Rights.

     2.7 Migration. The parties shall each establish a team of qualified personnel sufficient to facilitate the installation of the Developed Applications and the migration of any existing GSN subscribers to the GSN Services. The parties shall make commercially reasonable efforts to transfer all existing GSN Subscribers to the GSN Services by the migration deadline set forth in the Statement of Work. Magic shall provide [**].

     2.8 Trial Accounts. GSN will provide to Magic up to [**] GSN Subscribers who will use the GSN Service as hosted by Magic on a trial basis for a period not to exceed [**] months. The parties' rights and obligations with respect to these trial accounts will be as set forth in the Trial Hosting Terms attached hereto as Exhibit H.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     2.9 Project Managers. Each party will appoint a Project Manager for supervising the development and implementation work to be undertaken pursuant to this Agreement. The initial Project Managers will be as set forth in the Statement of Work. Each party may replace its Project Manager upon notice to the other party. It will be the responsibility of the Project Managers to ensure orderly conduct of the development and implementation work and to attempt in good faith to resolve any disputes between the parties regarding such work. The Project Managers will be empowered to grant approvals with respect to the Implementation Plan. However, the Project Managers will not have the authority to amend the terms of this Agreement.

3.   OWNERSHIP, LICENSE GRANT RESTRICTIONS

     3.1  Ownership of Intellectual Property Rights. As between Magic and GSN:
(a) Magic will exclusively own of all Intellectual Property Rights in and to the Magic Technology, including any modifications and enhancements thereto made by or for Magic; (b) GSN will exclusively own all Intellectual Property Rights in the GSN Background Technology, including any modifications and enhancements thereto made by GSN; and (c) the parties will jointly own the Jointly Developed Technology without any accounting obligation to one another and subject to
Section 3.2. The parties agree that in no event will either the GSN Background Technology or the Magic Technology be deemed Jointly Developed Technology.

     3.2  Protecting Jointly Developed Technology.

          (a) As between the parties, Magic will have the exclusive right to decide: (i) whether to file patent or copyright registration applications on the Jointly Developed Technology; (ii) the subject matter for which patent applications and applications for copyright registrations will be prepared; and
(iii) the resources to be utilized in the preparation and prosecution of such applications. Subject to Section 3.2(b), all costs and expenses arising in connection with obtaining and maintaining patent protection or copyright registration for the Jointly Developed Technology will be shared equally among the parties. GSN shall cooperate with and assist Magic in executing documents for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing the parties' Intellectual Property Rights in the Jointly Developed Technology. In the event Magic is unable for any reason to secure a signature to any document it reasonably believes required in order to apply for or execute any patent, copyright or other application with respect to the Jointly Developed Technology, GSN hereby irrevocably designates and appoints Magic and its duly authorized officers and agents as GSN's agents and its attorneys-in-fact to act for and in its behalf and instead of it, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyrights or other rights thereon with the same legal force and effect as if executed by GSN.

          (b) If Magic notifies GSN that Magic intends to seek patent prosecution or copyright registration for all or any portion of the Jointly Developed Technology and GSN chooses not to participate in obtaining and maintaining patent protection or copyright registration for the Jointly Developed Technology, GSN will promptly notify Magic in writing to such effect. If Magic decides to obtain and maintain such patent protection or copyright registration for the Jointly Developed Technology notwithstanding GSN's election not to participate, Magic may do so at its sole expense, and Magic will exclusively own the patent rights or copyrights resulting from its efforts.

          (c) If either party learns of any possible infringement or misappropriation of the parties' Intellectual Property Rights in the Jointly Developed Technology, it shall immediately give notice thereof to the other party. Each party agrees to cooperate with the other's reasonable efforts to seek legal remedies for such infringement or misappropriation. If a party decides not to seek legal remedies for such infringement or misappropriation, it will promptly notify the other party in writing to such effect upon the other party's inquiry, and the other party may seek legal remedies at its sole expense, and retain all monies recovered pursuant to such effort.

     3.3 Development and Hosting License. GSN hereby grants to Magic a worldwide, non-exclusive, royalty-free license to use, reproduce, and, to the extent necessary, modify and create derivative works from, publicly perform, publicly display the GSN Background Technology for the purpose of developing, implementing, supporting, hosting, maintaining and enhancing the Developed Applications pursuant to this Agreement and the Hosting Agreement.

     3.4 Use and Distribution License. The parties acknowledge that Magic may be interested in developing certain voice-related applications based on the GSN [**] (other than the Developed Applications) and distributing, licensing or selling such applications to third parties. GSN agrees that such development, distribution, sale and licensing will not violate this Agreement or infringe on GSN's Intellectual Property Rights, provided that Magic pays GSN the license fee set forth in Section 5.6. Subject to payment of the royalty set forth in Section 5.6, and the restrictions set forth in Section 4.2, GSN hereby grants to Magic a non-exclusive, worldwide, perpetual, non-revocable license to use, reproduce, modify, create derivative works based on, distribute, publicly display, and publicly perform the GSN Background Technology for any purpose, and sublicense any of the right granted in this Section 3.4, provided that Magic will not sublicense any of these rights to any GSN competitors listed in Exhibit I.

     3.5 Hosting License. Subject to the terms and conditions of this Agreement and the Hosting Agreement, and upon written notice and payment of the Higher Royalty Rate defined in Section 5.5, Magic will grant to GSN a worldwide, non-exclusive license to use, reproduce, modify, distribute, publicly display, and publicly perform the Object Code of the Developed Applications solely to provide the GSN Services to GSN Subscribers.

     3.6 License Restrictions. Except as expressly permitted in this Agreement, the licensed party may not reproduce, alter, adapt, modify, create derivative works from, distribute, sublicense, transfer, rent, lease, loan, timeshare, otherwise make available to third parties, reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the licensed technology. All copyright, trademark and other proprietary rights notices on or in the licensed technology provided by the licensing party to the licensed party must be reproduced on or in all copies thereof.

     3.7 Territorial Restrictions. The parties acknowledge and agree that the GSN Services may only be provided to residents of [**].

4.   MARKETING AND [**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     4.1 Marketing. GSN will use its best efforts to market the GSN Services, and obtain new GSN Subscribers. GSN will refer any and all customers or prospective customers who seek voice solutions other than the GSN Services to Magic exclusively.

     4.2 Restriction. [**], Magic will not [**] to the [**]. [**] from the Effective Date, Magic will not [**]. Nothing in the foregoing precludes Magic from [**], including but not limited to [**].

     4.3 [**]. Promptly after the Launch Date, Magic, at its expense, will use reasonable efforts to (i) [**], (ii) [**], and (iii) [**]. Between the Effective Date and [**], in the event [**], Magic will [**], and for a period of [**], Magic, upon GSN's request, will [**]. Nothing herein precludes Magic from [**]; provided, however, Magic may [**] during such period. If the parties cannot agree on [**], Magic will [**].

5.   FEES AND ROYALTIES

     5.1 Development Fee. GSN will pay Magic development fee set forth in Exhibit C ("Development Fee"), according to the schedule also set forth therein. GSN will also reimburse Magic for all travel expenses (including airfare, lodging, local transportation, and meals) incurred by Magic employees or contractors in the course of working on the development or implementation of the Developed Applications, provided that GSN has agreed to the trips in advance.

     5.2 Renewal Fee. If GSN elects to renew this Agreement after the initial term, GSN will pay Magic a renewal fee not to exceed [**]. If the parties cannot agree on the renewal fee, or if GSN has not paid such renewal fee to Magic at least ninety (90) days prior to the expiration of the term of the Agreement, the Agreement will automatically expire on the expiration date.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     5.3 Monthly Usage Fee. On the first day of every calendar month, GSN will pay Magic the monthly usage fee set forth in Exhibit C ("Monthly Usage Fee").

     5.4  Royalty. Beginning from the Launch Date:

          (a) on the first day of every calendar month, GSN will pay Magic the monthly minimum royalty set forth in Exhibit C ("Monthly Minimum").

          (b) within ten (10) days after the end of each calendar month, GSN will pay Magic the monthly royalty set forth in Exhibit C ("Monthly Royalty"), if any.

     5.5 Monthly Minimum Renegotiation. Beginning from the second anniversary of the Effective Date ("Anniversary"), within ninety (90) days before each Anniversary, the parties will negotiate in good faith a new monthly minimum that will apply to the year beginning on that Anniversary. If the parties do not reach agreement on a new monthly minimum thirty days before the Anniversary, GSN may (a) continue to pay the Monthly Minimum, or (b) terminate this Agreement by paying Magic the greater of [**].

     5.6 Higher Royalty Rate. If GSN elects to have the GSN Services hosted by itself or a third party as set forth in Section 2.5, the Royalty Rate will increase to the higher royalty rate set forth in Exhibit C ("Higher Royalty Rate").

     5.7 GSN License Fee. Upon Magic's written notification to GSN of its election to exercise its license right under Section 3.4, Magic will pay GSN the license fee set forth in Exhibit C, according to the schedule set forth therein.

     5.8 Payment Terms. Any amounts invoiced under this Agreement will be due within thirty (30) days from date of invoice. Any amount not paid when due (pursuant to an invoice or otherwise) will accrue interest at the rate of 1.5% per month or the highest rate permitted by applicable law, whichever is less, from the due date until paid.

     5.9 Records and Audit Rights. During the term of this Agreement and for a period of at least two (2) years after the termination of this Agreement, each party will keep and maintain complete and accurate records relating to the fees set forth in this Section 5, consistent with generally accepted accounting principles. A public accountant, engaged by either party, may inspect such records of the other party. The auditing party will bear its own costs and expenses in performing any such audit unless the audit reveals that the audited party has underreported or underpaid the correct amount of royalties owed to the auditing party by five percent (5%) or more, in which case the audited party will pay or reimburse the auditing party for such costs and expenses.

     5.10 Taxes. The payor will be solely responsible for all taxes and other governmental fees and charges of any kind (other than taxes based on the other party's net income) arising from or imposed on the payments made to the other party pursuant to this Agreement, the services performed by the other party for the payor pursuant to this Agreement, or the license granted by the other party to the payor.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.   CONFIDENTIALITY

     6.1 Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" of a party means the information and documents identified in this Agreement as confidential information of such party, as well as any and all other information that (i) such party considers to be confidential or proprietary to its business (including trade secrets, technical information relating to ongoing research and development, business strategies, marketing plans, customer lists, and financial data) and is clearly labeled or identified as confidential or proprietary when disclosed to the other party. Subject to Section 6.3 (Exceptions), the Developed Applications will be considered Confidential Information of Magic and the GSN Background Technology will be considered the Confidential Information of GSN.

     6.2 Confidentiality Obligations. Each party agrees that it will (i) not disclose the other party's Confidential Information to any third party (other than independent contractors as provided below); (ii) use the other party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (iii) disclose the other party's Confidential Information only to those of its employees and independent contractors who need to know such information for purposes of this Agreement and who are subject to confidentiality duties no less restrictive than those in this
Section 6.2; and (iv) protect all Confidential Information of the other party from unauthorized use, access, or disclosure in the same manner as it protects its own Confidential Information of a similar nature, and in no event with less than reasonable care.

     6.3 Exceptions. Each party's obligations with respect to any portion of the other party's Confidential Information will terminate when the receiving party can document that (i) such Confidential Information was in the public domain at the time it was communicated to the receiving party by the disclosing party; (ii) such Confidential Information entered the public domain after it was communicated to the receiving party by the disclosing party through no fault of the receiving party; (iii) such Confidential Information was in the receiving party's possession free of any obligation of confidence at the time it was communicated to the receiving party by the disclosing party; (iv) such Confidential Information was obtained by the receiving party from a third party who had the right to disclose such Confidential Information to the receiving party free of any confidentiality restrictions; or (v) such Confidential Information was developed by employees or agents of the receiving party independently of and without reference to any information communicated to the receiving party by the disclosing party. In addition, Section 6.2 will not be construed to prohibit any disclosure that is (a) necessary to establish the rights or obligations of either Party under this Agreement in connection with a legal proceeding or (b) required by a valid court order or subpoena, provided in the latter case that the party required to make such disclosure notifies the other party (whose Confidential Information is to be disclosed) thereof promptly and in writing and cooperates with the other party if the other party seeks to contest or limit the scope of such disclosure.

     6.4 Terms of Agreement. Neither party will disclose any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors, except (i) pursuant to a press release in accordance with
Section 11.9 (Publicity) or as otherwise approved by the other party in writing; or (ii) as may be required by law or legal process, including but not limited to any filings required under securities laws and regulations.

7.   TERM AND TERMINATION

     7.1 Term. The term of this Agreement will begin on the Effective Date and, unless earlier terminated pursuant to Section 7.2, will end on the third Anniversary. This Agreement will renew for additional three-year terms, if GSN pays the renewal fee set forth in Section 5.2 at least ninety (90) days prior to the expiration date of each term of the Agreement.

     7.2 Termination Rights. Each party will have the right to terminate this Agreement for cause upon notice to the other party if (i) the other party has committed a material breach of this Agreement or the Hosting Agreement; (ii) the other party has not cured such breach within sixty (60) days after receipt of written notice of such breach from the terminating party, except for a breach of any payment obligations, which will have a ten (10) day cure period; and (iii) such breach remains uncured as of the effective date of termination. In addition, Magic will have the right to terminate this Agreement, effective immediately upon notice to GSN, if the Launch Date has not occurred within eighteen (18) months of the Effective Date through no fault of Magic.

     7.3  Effects of Termination. The licenses granted in Sections 3.3, 3.4 and
3.5 will survive for thirty (30) days after the termination effective date. Within thirty (30) days after the termination effective date, each party will promptly return to the other party or destroy all copies in its possession or control of the other party's Confidential Information, and certify in writing to the other party that it has done so. All amounts accrued before the effective date of termination will become due immediately.

     7.4 Survival. The following Sections will remain in effect notwithstanding the termination of this Agreement for any reason: Sections 1 (Definitions), 3.1 (Ownership of Intellectual Property Rights), 3.4 (Use and Distribution License),
5.5 (Payment Terms), 5.6 (Records and Audit Rights) (to the extent provided therein), 5.7 (Taxes), 6 (Confidentiality), 7.3 (Effects of Termination), 7.4 (Survival), 8 (Representations and Warranties), 9 (Indemnification), 10 (Limitation of Liability), and 11 (General).

8.   REPRESENTATIONS AND WARRANTIES

     8.1 Execution and Performance of Agreement. Each party represents and warrants as follows: (a) it has full power and authority to enter into and perform its obligations under this Agreement; (b) its execution and performance of this Agreement have been duly authorized by all necessary corporate action on behalf of such party; (c) the person signing this Agreement on behalf of such party has full authority to do so; and (d) its execution and performance of this Agreement will not result in a breach of or conflict with any other agreement to which it is a party or by which it is bound.

     8.2  Warranty and Disclaimers. EXCEPT FOR THE WARRANTY SET FORTH IN THIS
SECTION 8.2, MAGIC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE MAGIC TECHNOLOGY, THE DEVELOPED APPLICATIONS, THE GSN SERVICES OR ANY SERVICES PROVIDED TO GSN UNDER THIS AGREEMENT, ALL OF WHICH ARE PROVIDED "AS IS." MAGIC DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT WITH RESPECT TO

ALL OF THE FOREGOING. MAGIC'S SUPPLIERS DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS AND IMPLIED.

9.   INDEMNIFICATION

     9.1 By Magic. Subject to Section 9.2, Magic will defend, at its own expense, all suits or actions based upon claims that the Developed Applications, excluding Third Party Technology, and features or content provided by GSN or third parties, or implemented at GSN's request or in accordance with GSN's instructions, infringe any U.S. patent, U.S. copyright or U.S. trade secret (recognized under the Uniform Trade Secret Act) of a third party. Magic will pay all amounts agreed to in a monetary settlement of the foregoing suits and actions and all damages awarded as a final judgment by a court of competent jurisdiction, and subject to the conditions that (i) GSN gives Magic prompt written notice of the claim, (ii) GSN gives Magic sole control of the defense and settlement of the claim, and (iii) GSN cooperates with Magic, at Magic's reasonable request and expense, in the defense or settlement of the claim. GSN may, at its own expense, participate in any such suit or action with counsel of its own choice.

     9.2 By GSN. GSN will defend, at its own expense, all suits or actions based upon claims that the GSN Background Technology, or any feature or content provided by GSN or implemented at GSN's request or in accordance with GSN's instructions, infringe any U.S. patent, U.S. copyright or U.S. trade secret (recognized under the Uniform Trade Secret Act) of a third party. GSN will pay all amounts agreed to in a monetary settlement of all of the foregoing suits and actions and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the conditions that (i) Magic gives GSN prompt written notice of the claim, (ii) Magic gives GSN sole control of the defense and settlement of the claim, and (iii) Magic cooperates with GSN, at GSN's reasonable request and expense, in the defense or settlement of the claim. Magic may, at its own expense, participate in any such suit or action with counsel of its own choice.

10.  LIMITATION OF LIABILITY.

     EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING LOST PROFITS OR LOSS OF USE, ARISING FROM ANY CLAIM ON ANY THEORY OF LIABILITY IN CONNECTION WITH THIS AGREEMENT. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9, THE TOTAL, CUMULATIVE LIABILITY OF EACH PARTY FOR ANY CLAIMS AND CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY BREACH THEREOF UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT, OR OTHERWISE, WILL NOT EXCEED [**]. ALL PAYMENTS MADE BY EACH PARTY UNDER THIS AGREEMENT WILL BE AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT, AND THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

11.  GENERAL

     11.1 Relationship of Parties. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have the authority to act or create any binding obligation on behalf of the other party, and neither party will represent to any third party that it has the authority to act or create any binding obligation on behalf of the other party.

     11.2 Notices. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the attention of the General Counsel or President of the other party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Each party may change its address for receipt of notices by giving notice of the new address to the other party.

     11.3 Governing Law and Venue. The United Nations Convention on the International Sale of Goods will not apply to any aspect of this Agreement. Any claim arising from or relating to this Agreement brought by GSN against Magic will be filed exclusively in federal or state courts located in Santa Clara county, California, and each party irrevocably consents to the jurisdiction of such courts and waives any objection to venue in such courts. Any claim arising from or relating to this Agreement brought by Magic against GSN will be filed exclusively in federal or state courts located in Multnomah county, Oregon and each party irrevocably consents to the jurisdiction of such courts and waives any objection to venue in such courts.

     11.4 Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Sections 3.3, 3.4, 3.5, 3.6 and 6 by either party will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching party will therefore be entitled to seek timely injunctive relief to protect such party's rights, in addition to any and all remedies available at law.

     11.5 Waiver. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

     11.6 Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     11.7 Assignment. Neither this Agreement nor any rights or obligations of either party under this Agreement may be assigned in whole or in part without the prior written consent of the other party. Notwithstanding the foregoing, Magic may, without GSN's written consent, assign this Agreement in whole or in part to an assignee who acquires all or substantially all of Magic's assets or stock. Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties.

     11.8 Force Majeure. Neither party will be liable for any failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control, including acts of God, fire, explosion, vandalism, cable cut, storm, extreme temperatures, earthquake, or other similar catastrophes; any law, order, regulation, direction, action, or request of a governmental authority having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation, or other instrumentality of any such government or of any civil or military authority; national emergencies, insurrection, riots, wars, or strikes, lock-outs, work stoppages, or other labor difficulties; actions or inactions of a third party provider; or any other conditions or circumstances beyond the reasonable control of such party which impede or affect the Developed Applications or the transmission of telecommunications services.

     11.9 Publicity. Upon execution of this Agreement, the parties will issue a mutually approved joint press release. Any further press releases or public announcements or statements by either party concerning this Agreement or the relationship between the parties must be approved in advance by both parties.

     11.10 Cumulative Remedies. Each party's rights and remedies in connection with this Agreement are cumulative and may be exercised singularly or concurrently.

     11.11 Construction. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to." Each party represents that it has had the opportunity to participate in the preparation of this Agreement and hence the parties agree that the rule of construction that ambiguities be resolved against the drafting party will not apply to this Agreement.

     11.12 Entire Agreement and Amendment. GSN acknowledges that it has read, understands and agrees to be bound by this Agreement, and that this Agreement and the Hosting Agreement, including the attached Exhibits and Statement(s) of Work, are the complete and exclusive statement of the agreement between the parties regarding the subject matter hereof, which supersedes all proposals, oral or written, all other communications between the parties relating to such subject matter. In the event of any conflict between this Agreement or a Statement of Work or any subsequent attachment hereto, the terms of the Statement of Work shall control.

     11.13 Dispute Resolution

          (a) The parties shall attempt in good faith to resolve any dispute arising in connection with this Agreement informally according to the following procedure. First, the Project Managers (or other appropriate representative) will meet in person or via telephone with in 72 hours of the dispute or problem on the project. If the dispute or problem can not be resolved immediately to either party's satisfaction that party shall provide the other a written request. Upon written request of a party identifying a dispute to be resolved, each party will designate an executive management representative with the responsibility and authority to resolve the dispute. The designated management representatives shall meet preliminarily within Ten (10) days after the request is received from the requesting party. At this first meeting, the designated management representatives shall identify the scope of the dispute and the information needed to discuss and attempt to resolve the dispute. These management representatives shall then gather relevant information regarding the dispute and shall meet to discuss the issues and negotiate in good faith to resolve the dispute. Such second meeting shall occur within ten (10) days of the first meeting.

          (b) Nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for injunctive relief or damages at any time. However, the right of either party to file a lawsuit does not abrogate each party's obligations under 11.13 (a) above. Moreover, a party, which elects to file a lawsuit, shall provide the written notice identified in
Section 11.13 (a) to the other party at the same time the lawsuit is filed with a court.

          (c) The prevailing party in any judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its costs and its reasonable attorneys' fees incurred to prosecute or defend such action.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

GLOBAL SERVICES NETWORK, INC.           GENERAL MAGIC, INC.


By:  /s/ B Ponuick                            By:  /s/ Steven Markman
     -----------------------------                ------------------------------

Name:  Blake Ponuick                          Name:  Steven Markman
       ---------------------------                  ----------------------------

Title:  President and CEO                     Title:  CEO
        --------------------------                  ----------------------------

                                    EXHIBIT A

           MAGICTALK PLATFORM, GSN [**] AND GSN SERVICES DESCRIPTIONS

1.   MAGICTALK PLATFORM:

2.   GSN [**]:

3.   GSN SERVICES:

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B
                               STATEMENT OF WORK


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT C
                            FEES AND PAYMENT SCHEDULE

1.   DEVELOPMENT FEE AND PAYMENT SCHEDULE:

2.   MONTHLY USAGE FEE: [**]/month

3.   ROYALTY:

     The initial Monthly Minimum will be [**] monthly.

     The Monthly Royalty will be a positive number resulted from the following calculation (there will be no Monthly Royalty if the resulting number is a negative number):

     (Royalty Rate or the Higher Royalty Rate (as applicable) x [**])-[**]

               Royalty Rate: [**]

               Higher Royalty Rate: [**]

               * In the event GSN: (a) reasonably requests [**] or (b)
                 reasonably notifies Magic of [**], the parties agree that if GSN hosts with another facility under those circumstances that the Higher Royalty Rate will not apply [**]. In such events described above, the Royalty Rate of [**] will apply. In all other circumstances where GSN moves its hosting from Magic facilities to a third party facility, the Higher Royalty Rate of [**] will apply.

4. EXAMPLE: The following examples illustrate the calculation of the amounts GSN must pay Magic monthly

     For example, if there [**] in month X, at the beginning of the month, GSN will pay Magic a total of [**] ([**] Monthly Usage Fee plus [**] Monthly Minimum Fee). At the end of the month, GSN will pay Magic
     [**](([**]times[**]) minus [**]).

     On the other hand, if [**] in month X, at the beginning of the month, GSN will pay Magic a total of [**] ([**] Monthly Usage Fee plus [**]
     Monthly Minimum Fee). At the end of the month, GSN will not have to pay Magic any more money, because the number resulting from (([**] times {**]) minus [**]) is a negative number.


5.   GSN LICENSE FEE:

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT D
                             THIRD PARTY TECHNOLOGY

                                    EXHIBIT E
                                  GSN ACCOUNTS


[**], [**], [**], [**], [**], [**], [**], [**], [**], [**], AND [**].

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT H
                               TRIAL HOSTING TERMS

                                    EXHIBIT I
                                 GSN COMPETITORS


                                       21